UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	July 7, 2009

THE MARCUS CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125
(Address of principal executive offices, including zip code)
(414) 905-1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On July 7, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of The Marcus Corporation (the “Company”) adopted a new long-term incentive plan (the “LTIP”) for the Company’s senior executives. The LTIP includes a mix of three compensation elements: stock options (typically expected to constitute approximately 50% of each annual long-term incentive award), performance cash (typically expected to constitute approximately 40% of each annual long-term incentive award) and restricted stock (typically expected to constitute approximately 10% of each annual long-term incentive award). The performance cash component’s measurement period will initially be three years, and is expected to be increased to up to a five-year measurement period in the future. The performance measures for the performance cash component will initially be the Company’s three-year average return on invested capital (“ROIC”) and its three-year adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) growth rate, each of which will be measured and calculated independently of each other, but with the relative achievement of the Company’s ROIC levels weighted 75% of the targeted total pay-out amount and the Company’s relative achievement of its Adjusted EBITDA growth rate weighted 25%. Under the LTIP, if the Company’s relative ROIC and/or Adjusted EBITDA growth rate over the three-year measurement period is equal to the 25th percentile of the respective Russell 2000 ROIC and/or Adjusted EBITDA growth rate over the measurement period, then the payment made to the LTIP participants will be equal to 25% of the target pay-out amount for such respective performance measure. If the Company achieves performance of either or both measures equal to the 50th percentile, then the pay-out will be 100% of the target pay-out amount for such respective performance measure. If the Company achieves performance of either or both measures equal to the 75th percentile, then the pay-out will be 150% of the target pay-out amount for such respective performance measure. Performance achievements in between these percentiles will result in pro rated pay-outs based on the foregoing pay-out ratios.

        On July 7, 2009, the Committee also amended the Company’s Variable Incentive Plan to provide it with additional options and flexibility for determining a participant’s target annual incentive opportunity. Under the amended plan (the “Amended VIP”), a participant’s target annual incentive bonus opportunity may now be expressed as either (1) a percentage of the participant’s base salary, (2) a percentage of a selected financial measure, (3) a fixed dollar amount, or (4) a combination of (1), (2) and/or (3). Also under the Amended VIP, Company-specific financial measures may include adjusted earnings before interest, taxes, depreciation and amortization, adjusted pre-tax income and/or adjusted division income.

        The Amended VIP is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of the material provisions of the Amended VIP set forth above is qualified in its entirety by reference to the Amended VIP filed as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	The Marcus Corporation Variable Incentive Plan, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION
Date: July 8, 2009	By: /s/ Douglas A. Neis
Douglas A. Neis
Chief Financial Officer and Treasurer

THE MARCUS CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	The Marcus Corporation Variable Incentive Plan, as amended.